Calculation of Filing Fee Tables

Form S-3

(Form Type)

Alta Equipment Group Inc.*

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	Equity	Common Stock, par value $0.0001 per share	415(a)(6)	-	-	-	-	-	Form S-3	333-270809	May 3, 2023	-
	Equity	Preferred Stock, par value $0.0001 per share	415(a)(6)	-	-	-	-	-	Form S-3	333-270809	May 3, 2023	-
	Other	Depositary Shares	415(a)(6)	-	-	-	-	-	Form S-3	333-270809	May 3, 2023	-
	Debt	Debt Securities	415(a)(6)	-	-	-	-	-	Form S-3	333-270809	May 3, 2023	-
	Other	Guarantees of Debt Securities	415(a)(6)	-	-	-	-	-	Form S-3	333-270809	May 3, 2023	-
	Other	Warrants	415(a)(6)	-	-	-	-	-	Form S-3	333-270809	May 3, 2023	-
	Other	Units	415(a)(6)	-	-	-	-	-	Form S-3	333-270809	May 3, 2023
	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	415(a)(6)	(1)	-	$300,000,000(2)(3)	-	-	Form S-3	333-270809	May 3, 2023	$33,060(4)
	Total Offering Amounts					$300,000,000(1)(4)		(4)
	Total Fees Previously Paid							(4)
	Total Fee Offsets							-
	Net Fee Due							$0

_________________

(1) There are being registered hereunder such indeterminate amount of Common Stock, Preferred Stock, Depositary Shares, Debt Securities, Guarantees of Debt Securities, Warrants, and Units, as may be issued by the Registrant from time to time at indeterminate prices, which together shall have an aggregate initial offering price not to exceed $300,000,000. Any securities registered hereunder may be sold separately or in combination with other securities registered hereunder. The securities registered also include such indeterminate number of shares of Common Stock and Preferred Stock and amount of Debt Securities as may be issued upon conversion of or exchange for Preferred Stock or Debt Securities that provide for conversion or exchange, upon exercise of Warrants or pursuant to the anti-dilution provisions of any such securities. In addition, pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of Common Stock and Preferred Stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions. Each subsidiary of Alta Equipment Group Inc. that is named on the table of Additional Registrants may unconditionally guarantee the Debt Securities. Pursuant to Rule 457(n) under the Securities Act, no separate registration fee will be paid in respect of any such Guarantees. The securities registered by the registrant hereunder may be sold separately or with other securities registered hereunder. Separate consideration may or may not be received for securities that are issuable upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable securities.

(2) The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instruction 2.A(iii)(b) of Item 16(b) of Form S-3.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act and the registration fee has been calculated pursuant to Rule 457(o) under the Securities Act on the basis of the proposed maximum aggregate offering price of the securities listed.

(4) Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this registration statement include $300,000,000 of unsold securities (the “Unsold Securities”) previously registered pursuant to the Registration Statement on Form S-3, File No. 333-270809 (the “Prior Registration Statement”), originally filed with the Securities and Exchange Commission on March 23, 2023 and subsequently declared effective on May 3, 2023. The Prior Registration Statement registered securities for primary offerings in accordance with Rule 415(a)(1)(x) with a proposed maximum offering price of $300,000,000. No securities were sold under the Prior Registration Statement. In connection with the filing of the Prior Registration Statement, the registrant paid a filing fee of $33,060 associated with the offering of the Unsold Securities (based on the filing fee rate in effect at the time of the filing of the Prior Registration Statement). The filing fee associated with the offering of the Unsold Securities is hereby carried forward to be applied to the Unsold Securities registered hereunder, and no additional filing fee is due with respect to the Unsold Securities in connection with the filing of this Registration Statement. To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, the registrant sells any Unsold Securities pursuant to the Prior Registration Statement, the registrant will identify in a pre-effective amendment to this registration statement the updated number of Unsold Securities from the Prior Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6) and the updated amount of new securities to be registered on this registration statement. Pursuant to Rule 415(a)(6), the offering of the Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.

*Additional registrants are listed under the caption “Table of Additional Registrants” in the registration statement to which this exhibit is attached.